Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International to Nominate Jim Chadwick for Election as a Director at the 2018 Annual Meeting

PHILADELPHIA, PA, September 12, 2018 — Hill International, the global leader in managing construction risk, announced that Jim Chadwick will be nominated to the Board at the upcoming 2018 shareholders’ meeting. Until then, Mr. Chadwick will be appointed to serve as a Board Observer.

Mr. Chadwick has served as a Director, Alternative Investments with Ancora Advisors, LLC., an investment firm, since 2014.  Ancora Advisors, LLC., along with its affiliates, own more than 3.58 million shares of common stock in Hill International, giving it 6.91% ownership. Mr. Chadwick has served on the board of seven public companies.

“We are very pleased to have Jim joining our Board,” said Hill’s Chairman Craig L. Martin. “His business judgment and experience will bring immediate value to our organization.”

Mr. Chadwick earned a Bachelor of Arts degree from the University of California Los Angeles.

Hill International, with approximately 2,800 professionals in more than 50 offices worldwide, provides program management, project management, construction management and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as the eighth-largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any statements of belief or intent, any statements concerning our plans, strategies and objectives for future operations; and any statements regarding our intent to file late periodic reports or relisting on a national securities exchange, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, our expenses may be higher than anticipated, and the review of the Company’s accounting, accounting policies and internal control over financial reporting, and the preparation of and the audit or review, as applicable, of filings may take longer than currently anticipated or additional restatement adjustments may be identified.  We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.
Elizabeth J. Zipf, LEED AP BD+C
Senior Vice President
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, PA 19103

Tel: 215-309-7707
elizabethzipf@hillintl.com

Hill International, Inc.
Marco A. Martinez
SVP & Interim Chief Financial Officer
Tel:  215-309-7951
marcomartinez@hillintl.com

InvestorCom
John Glenn Grau
President
Tel: 203-295-7841
jgrau@investor-com.com

(HIL-G)

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